Exhibit 3

JOINT FILING AGREEMENT MADE PURSUANT TO RULE 13d-1(k)

     The parties hereto agree that pursuant to Rule 13d-1(k) of Regulation 13D promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Schedule 13D of which this Agreement is made an exhibit is filed on behalf of them in the capacity set forth below. The parties hereto agree that, once this Schedule 13D is fully executed by all parties, CENTEX CORPORATION shall be authorized to file this Schedule 13D on behalf of all such parties and shall be designated as the person authorized to receive notices and communications with respect to the Schedule 13D and any amendments thereto.

CENTEX CORPORATION

Date: March 3, 2004	By:	/s/ Raymond G. Smerge

Name: Raymond G. Smerge Title: Executive Vice President, Chief Legal Officer and Secretary

CENTEX INTERNATIONAL, INC.

Date: March 3, 2004	By:	/s/ Raymond G. Smerge

Name: Raymond G. Smerge Title: Executive Vice President, Chief Legal Officer and Secretary

CENTEX REAL ESTATE CORPORATION

Date: March 3, 2004	By:	/s/ Raymond G. Smerge

Name: Raymond G. Smerge Title: Vice President and Secretary